UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 30, 2010

             TBS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Arthur Cox Building
Earlsfort Terrace
Dublin 2, Ireland
(Address of Principal Executive Offices)

+1 353(0) 1 618 0000
 (Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In January 2010, TBS International plc, an Irish company (the "Company"), replaced TBS International Limited, a Bermuda company (the "Predecessor"), as the ultimate parent company for the operations of TBS International.  In connection with the reorganization, the Company assumed certain obligations of the Predecessor, including certain obligations under the Predecessor's credit agreements.

In December 2009, the Company and the Predecessor entered into agreements with its lenders to waive certain financial covenants through March 31, 2010.  Pursuant to the December 2009 agreements, the collateral coverage covenants and other financial covenants were waived through March 31, 2010, provided that the Company continued to meet two additional covenants.  The additional covenants required the Company to maintain a minimum end of month cash balance of not less than $25.0 million and maintain a ratio of earnings before interest, depreciation and amortization to interest expense of not less than 1.75 to 1.00 for the first quarter of 2010.  If the Company fails to satisfy the additional covenants, then the waived covenants will again be effective.

In March 2010, the Company and each of its lenders agreed to extend the waivers through April 30, 2010, and in April 2010, the Company and its lenders agreed to extend the waivers through May 14, 2010.  The Company continues to be subject to the two additional covenants.  If the Company fails to satisfy the additional covenants, then the waived covenants will again be effective.

The waiver extensions are applicable to the following agreements:

• Amendment Number 2 and Waiver to Credit Agreement, dated December 31, 2009 and effective January 1, 2010, by and among Albemarle Maritime Corp., Arden Maritime Corp., Avon Maritime Corp., Birnham Maritime Corp., Bristol Maritime Corp., Chester Shipping Corp., Cumberland Navigation Corp., Darby Navigation Corp., Dover Maritime Corp., Elrod Shipping Corp., Exeter Shipping Corp., Frankfort Maritime Corp., Glenwood Maritime Corp., Hansen Shipping Corp., Hartley Navigation Corp., Henley Maritime Corp., Hudson Maritime Corp., Jessup Maritime Corp., Montrose Maritime Corp., Oldcastle Shipping Corp., Quentin Navigation Corp., Rector Shipping Corp., Remsen Navigation Corp., Sheffield Maritime Corp., Sherman Maritime Corp., Sterling Shipping Corp., Stratford Shipping Corp., Vedado Maritime Corp., Vernon Maritime Corp. and Windsor Maritime Corp., TBS International Limited, TBS Shipping Services Inc. Bank of America, N.A., Citibank, N.A., DVB Group Merchant Bank (Asia) Ltd., TD Bank, N.A., Keybank, N.A., Capital One Leverage Finance Corp., Guaranty Bank, Merrill Lynch Commercial Finance Corp., Webster Bank National Association, Comerica Bank and Tristate Capital Bank (the "Bank of America Facility").

• Second Amendatory Agreement, dated December 31, 2009 and effective January 1, 2010, by and among Bedford Maritime Corp., Brighton Maritime Corp., Hari Maritime Corp., Prospect Navigation Corp., Hancock Navigation Corp., Columbus Maritime Corp. and Whitehall Marine Transport Corp., TBS International Limited, DVB Group Merchant Bank (Asia) Ltd., The Governor and Company of the Bank of Ireland, DVB Bank SE, Natixis, (the "DVB Facility").

• Second Amendment to Loan Agreement, dated December 30, 2009 and effective January 1, 2010, by and among Amoros Maritime Corp., Lancaster Maritime Corp. and Chatham Maritime Corp., TBS International Limited, Sherwood Shipping Corp., and AIG Commercial Equipment Finance, Inc. (the "AIG Facility").

• Supplemental Letter to the Loan Agreement, dated December 22, 2009 and effective January 1, 2010, by and among Claremont Shipping Corp., Yorkshire Shipping Corp., TBS International Limited and Credit Suisse (the "Credit Suisse Facility").

• Supplemental Letter to the Loan Agreement, dated December 30, 2009 and effective January 1, 2010, by and among Grainger Maritime Corp., TBS International Limited and Joh. Berenberg, Gossler & Co. KG (the "Berenberg Facility").

• Supplemental Letter to the Loan Agreement, dated December 28, 2009 and effective January 1, 2010, by and among Dyker Maritime Corp., TBS International Limited and Commerzbank AG (the "Commerzbank Facility").

• Supplemental Agreement relating to the Term Loan Facility, dated December 31, 2009 and effective January 1, 2010, each among Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., Sunswyck Maritime Corp., TBS International Limited and The Royal Bank of Scotland plc., Citibank N.A., Landesbank Hessen-Thuringen Girozentrale, Norddeutsche Landesbank Girozentrale, Alliance & Leicester Commercial Finance plc, and Bank of America, N.A. (the "RBS Facility").

• Supplemental Agreement relating to the Guarantee Facility Agreement, dated December 31, 2009 and effective January 1, 2010, each among Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., Sunswyck Maritime Corp., TBS International Limited and The Royal Bank of Scotland plc. (the "RBS Guarantee").

• Third Amendatory Agreement, dated December 31, 2009 and effective January 1, 2010, amending and supplementing the Bareboat Charter by and among Adirondack Shipping LLC, TBS International Limited and Fairfax Shipping Corp., dated as of January 24, 2007 (the "Adirondack Agreement").

•  Third Amendatory Agreement, dated December 31, 2009 and effective January 1, 2010, amending and supplementing the Bareboat Charter by and among Rushmore Shipping LLC, TBS International Limited and Beekman Shipping Corp., dated as of January 24, 2007 (with the Adirondack Agreement, the "Bareboat Charters").

Effective May 15, 2010, the original financial covenants will be reinstated.  Failure to comply with any of the covenants under the credit facilities would result in a default.  This could cause the lenders to accelerate the timing of payments and exercise their lien on our assets, which would have a material adverse effect on our business, operations, financial condition and liquidity.  Based on current internal projections we anticipate that we will not meet the original covenant requirements on May 15, 2010.  If we cannot satisfy the covenants, we will need to obtain additional waivers, modify the terms of the credit facilities or otherwise refinance our debts.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated by reference herein.

Item 7.01  Regulation FD Disclosure.

On April 30, 2010, TBS International plc issued the a press release related to the waivers.  The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.
Exhibit 99.1	Press release of TBS International plc dated April 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL PLC

Date: April 30, 2010	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer